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                                                                     EXHIBIT 8.1

                                                SQUIRE, SANDERS & DEMPSEY L.L.P.

                                                4900 Key Tower
                                                127 Public Square
                                                Cleveland, Ohio 44114-1304

                                                Office:  +1.216.479.8500
                                                Fax:     +1.216.479.8780


                                October 18, 2004

Telvent GIT, S.A.
Valgrande, 6
28108 Alcobendas, Madrid
Spain

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by Telvent GIT, S.A., a sociedad anonima organized under the laws of the Kingdom of Spain (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 10,005,000 Ordinary Shares (the "Shares"). As your counsel, we have collaborated in the preparation of the Registration Statement on Form F-1 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission as of the date hereof to effect the registration pursuant to the Act of the Shares.

         Attorneys involved in the preparation of this opinion are admitted to practice law only in the States of New York and Ohio and we express no opinion herein concerning any law other than the federal laws of the United States of America.

         In connection therewith, we prepared the discussion set forth under the caption "Taxation - United States Taxation" in the Prospectus forming a part of the Registration Statement. We hereby confirm that the discussion under the caption "Taxation - United States Taxation", insofar as such discussion represents legal conclusions or statements of United States federal income tax law, unless otherwise noted and subject to the limitations and qualifications therein, constitutes our opinion as to the material United States federal income tax consequences of the acquisition, ownership and disposition of the Shares by a "U.S. holder" (as such term is defined in the Prospectus).

         The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which hereafter may come to our attention or any changes of law which hereafter may occur. We consent to the reference to our Firm wherever appearing in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                   Sincerely,

                                   /s/ Squire, Sanders & Dempsey L.L.P.
                                   ------------------------------------
                                   Squire, Sanders & Dempsey L.L.P.